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EXHIBIT 23.02

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement Form S-8) pertaining to the 1999 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan of GRIC Communications, Inc. of our report dated January 23, 2003, with respect to the consolidated financial statements and schedule of GRIC Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Jose, California
January 28, 2004

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Consent of Ernst & Young LLP, Independent Auditors